Exhibit 13(b)

CERTIFICATIONS

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and
Section 906 of the Sarbanes-Oxley Act of 2002

Name of issuer: William Blair Funds

Each of the undersigned, the principal executive officer and principal financial officer of the above named issuer, hereby certify to the best of their knowledge and belief that:

1. The Registrant’s semiannual report on Form N-CSR fully complies with the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Stephanie G. Braming
By:	Stephanie G. Braming
Principal Executive Officer

Date: August 26, 2020

/s/ John M. Raczek
By:	John M. Raczek
Principal Financial Officer

Date: August 26, 2020